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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 22, 2003, with respect to the consolidated financial statements and schedule of Roadway Corporation incorporated by reference in the Registration Statement (Form S-3) of Yellow Corporation for the registration of its 5.0% Contingent Convertible Senior Notes due 2023, the guarantees related thereto and 6,371,050 shares of its common stock into which the notes are convertible.

                                                  Ernst & Young LLP

Akron, Ohio
October 21, 2003